Houlihan Lokey Reports Fiscal Year and Fourth Quarter Fiscal 2018 Financial Results

– Record Fiscal Year 2018 Revenue of $963 million, up 10% Year-Over-Year –
– Fiscal Year 2018 Diluted EPS of $2.60, up 60% Year-Over-Year –
– Adjusted Fiscal Year 2018 Diluted EPS of $2.39, up 26% Year-Over-Year –

– Fourth Quarter Fiscal 2018 Revenue of $245 million, down 5% Year-Over-Year –
– Fourth Quarter Fiscal 2018 Diluted EPS of $0.58, up 14%Year-Over-Year –
– Adjusted Fourth Quarter Fiscal 2018 Diluted EPS of $0.65, up 10% Year-Over-Year –

– Increased Dividend 35% to $0.27 per Share for First Quarter Fiscal 2019 –

LOS ANGELES and NEW YORK - May 9, 2018 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey”, or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2018. For the fiscal year, total revenue grew 10% to a fiscal year record of $963 million, compared with $872 million for the fiscal year ended March 31, 2017. For the fourth quarter ended March 31, 2018, total revenue decreased 5% to $245 million, compared with $257 million for the fourth quarter ended March 31, 2017.
Net income grew 59% to $172 million, or $2.60 per diluted share, for the fiscal year ended March 31, 2018, compared with $108 million, or $1.63 per diluted share, for the fiscal year ended March 31, 2017. Adjusted net income for the fiscal year ended March 31, 2018 grew 26% to $159 million, or $2.39 per diluted share, compared with $126 million, or $1.89 per diluted share, for the fiscal year ended March 31, 2017.
Net income grew 12% to $38 million, or $0.58 per diluted share, for the fourth quarter ended March 31, 2018, compared with $34 million, or $0.51 per diluted share, for the fourth quarter ended March 31, 2017. Adjusted net income for the fourth quarter ended March 31, 2018 grew 9% to $43 million, or $0.65 per diluted share, compared with $39 million, or $0.59 per diluted share, for the fourth quarter ended March 31, 2017.
"We are pleased to report another record fiscal year at Houlihan Lokey resulting in our 6th consecutive year of revenue growth.  All three business segments performed well, and we enter our fiscal year 2019 with strong momentum in our business. We promoted nine Directors to MD and hired 20 new MDs in fiscal 2018 which adds considerable talent to our senior banking staff and positions us well for continued growth. Also, last month, we completed the acquisition of Quayle Munro. Our management team is thankful to our employees who helped us achieve record results, and our investors who supported us throughout the year.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Fee revenue	$244,753	$257,100	$963,364	$872,091
Operating expenses:
Employee compensation and benefits	155,519	170,567	636,631	582,244
Non-compensation expenses	29,472	29,199	112,287	107,852
Total operating expenses	184,991	199,766	748,918	690,096
Operating income	59,762	57,334	214,446	181,995
Other (income) expense, net	(1,052)	767	(3,390)	3,508
Income before provision for income taxes	60,814	56,567	217,836	178,487
Provision for income taxes	22,715	22,491	45,553	70,144
Net income attributable to Houlihan Lokey, Inc.	$38,099	$34,076	$172,283	$108,343

Diluted net income per share of common stock	$0.58	$0.51	$2.60	$1.63

Revenues

For the fiscal year ended March 31, 2018, total fee revenue grew 10% to $963 million from $872 million for the fiscal year ended March 31, 2017. For the fiscal year, Corporate Finance (“CF”) revenues increased 22%, Financial Restructuring (“FR”) revenues decreased 4%, and Financial Advisory Services (“FAS”) revenues increased 8% when compared with the fiscal year ended March 31, 2017.

For the fourth quarter ended March 31, 2018, total fee revenue decreased 5% to $245 million from $257 million for the fourth quarter ended March 31, 2017. For the quarter, CF revenues increased 13%, FR revenues decreased 25%, and FAS revenues decreased 1% when compared with the fourth quarter ended March 31, 2017.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended March 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2018	2017	2018	2017
Expenses:
Employee compensation and benefits	$155,519	$170,567	$153,098	$163,825
% of Revenues	63.5%	66.3%	62.6%	63.7%
Non-compensation expenses	$29,472	$29,199	$27,918	$26,966
% of Revenues	12.0%	11.4%	11.4%	10.5%
Total operating expenses	$184,991	$199,766	$181,017	$190,791
% of Revenues	75.6%	77.7%	74.0%	74.2%

Adjusted awarded employee compensation and benefits			$157,178	$168,400
% of Revenues			64.2%	65.5%
(Unaudited and in thousands)

	Twelve Months Ended March 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2018	2017	2018	2017
Expenses:
Employee compensation and benefits	$636,631	$582,244	$611,714	$556,041
% of Revenues	66.1%	66.8%	63.5%	63.8%
Non-compensation expenses	$112,287	$107,852	$109,458	$105,619
% of Revenues	11.7%	12.4%	11.4%	12.1%
Total operating expenses	$748,918	$690,096	$721,172	$661,660
% of Revenues	77.7%	79.1%	74.9%	75.9%

Adjusted awarded employee compensation and benefits			$626,572	$570,300
% of Revenues			65.0%	65.4%
Note: Figures may not sum due to rounding.
*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $749 million for the fiscal year ended March 31, 2018, an increase of 9% when compared with $690 million in operating expenses for the fiscal year ended March 31, 2017. Employee compensation and benefits expenses were $637 million for the fiscal year ended March 31, 2018, compared with $582 million for the fiscal year ended March 31, 2017. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the fiscal year.

Total adjusted operating expenses were $721 million for the fiscal year ended March 31, 2018, an increase of 9% when compared with $662 million in adjusted operating expenses for the fiscal year ended March 31, 2017. Adjusted employee compensation and benefits expenses were $612 million for the fiscal year ended March 31, 2018, compared with $556 million for the fiscal year ended March 31, 2017. The increase in adjusted employee compensation and benefits expenses was primarily a result of the growth in revenues for the fiscal year. This resulted in an adjusted compensation ratio of 63.5% for the fiscal year ended March 31, 2018, versus 63.8% for the fiscal year ended March 31, 2017.

Non-compensation expenses were $112 million for the fiscal year ended March 31, 2018, compared with $108 million for the fiscal year ended March 31, 2017. Non-compensation expenses increased primarily as a result of higher general operating expenses during the fiscal year ended March 31, 2018. Adjusted non-compensation expenses were $109 million for the fiscal year ended March 31, 2018, compared with $106 million for the fiscal year ended March 31, 2017. The increase in adjusted non-compensation expenses was primarily a result of higher general operating expenses during the fiscal year ended March 31, 2018.

The provision/(benefit) for income taxes was $46 million, representing an effective tax rate of 21% for the fiscal year ended March 31, 2018, compared with $70 million, representing an effective tax rate of 39% for the fiscal year ended March 31, 2017. The significant decrease in the effective tax rate was a result of (i) the Tax Cuts and Jobs Acts (the "Tax Act") that was enacted into law in December 2017 that resulted in a lower effective federal tax rate; the re-measurement of deferred tax assets and liabilities based on the new tax rate; a one-time deemed repatriation tax on foreign earnings, among other discrete items and (ii) the positive difference between the price of the stock at the time of vesting in October 2017 (accelerated from April/May 2018) and our stock price at the time of grant for the shares that vested. The adjusted provision for income taxes was $85 million, representing an adjusted effective tax rate of 35% for the fiscal year ended March 31, 2018, compared with $81 million, representing an adjusted effective tax rate of 39% for the fiscal year ended March 31, 2017. The decrease in the adjusted effective tax rate was a result of a lower statutory federal tax rate per the Tax Act.

Total operating expenses were $185 million for the fourth quarter ended March 31, 2018, a decrease of 7% when compared with $200 million in operating expenses for the fourth quarter ended March 31, 2017. Employee compensation and benefits expenses were $156 million for the fourth quarter ended March 31, 2018, compared with $171 million for the fourth quarter ended March 31, 2017. The decrease in employee compensation and benefits expenses was primarily a result of (i) the decline in revenues and (ii) a lower compensation ratio in the fourth quarter ended March 31, 2018 compared with the same period last year.

Total adjusted operating expenses were $181 million for the fourth quarter ended March 31, 2018, a decrease of 5% when compared with $191 million in adjusted operating expenses for the fourth quarter ended March 31, 2017. Adjusted employee compensation and benefits expenses were $153 million for the fourth quarter ended March 31, 2018, compared with $164 million for the fourth quarter ended March 31, 2017. The decrease in adjusted employee compensation and benefits expenses was primarily a result of the decline in revenues for the quarter. This resulted in an adjusted compensation ratio of 62.6% for the fourth quarter ended March 31, 2018, versus 63.7% for the fourth quarter ended March 31, 2017.

Non-compensation expenses were $29 million for both the fourth quarter ended March 31, 2018 and March 31, 2017. Non-compensation expenses remained flat primarily due to increases in general operating expenses that were offset by a decline in costs related to the Company's completed secondary stock offerings quarter-over-

quarter. Adjusted non-compensation expenses were $28 million for the fourth quarter ended March 31, 2018 and $27 million for the fourth quarter ended March 31, 2017. The slight increase in adjusted non-compensation expenses was primarily a result of higher general operating expenses during the fiscal year ended March 31, 2018.

The provision/(benefit) for income taxes was $23 million, representing an effective tax rate of 37% for the fourth quarter ended March 31, 2018, compared with $22 million, representing an effective tax rate of 40% for the fourth quarter ended March 31, 2017. The adjusted provision for income taxes was $22 million, representing an adjusted effective tax rate of 34% for the fourth quarter ended March 31, 2018, compared with $26 million, representing an adjusted effective tax rate of 40% for the fourth quarter ended March 31, 2017. The decrease in the adjusted effective tax rate was a result of a lower statutory federal tax rate per the Tax Act.

Segment Reporting for the Fourth Quarter

For the fourth quarter ended March 31, 2018, Corporate Finance revenue grew 13% to $130 million, compared with $115 million during the fourth quarter ended March 31, 2017. The growth in revenues was driven by an increase in the average transaction fee per closed transaction offset by a decline in the number of closed transactions. CF closed 56 transactions in the fourth quarter ended March 31, 2018, versus 62 transactions in the fourth quarter ended March 31, 2017. Segment profit equaled $48 million for the fourth quarter ended March 31, 2018, compared with $28 million for the fourth quarter ended March 31, 2017. Segment profitability increased primarily as a result of lower employee compensation and benefits as a percentage of revenues when compared to the same quarter of the prior year.

(Unaudited and $ in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Corporate Finance
Revenues	$129,820	$115,075	$528,643	$434,558
Segment Profit¹	47,886	28,222	177,575	119,739
# of MDs	92	87	92	87
# of Closed Transactions	56	62	226	216
For the fourth quarter ended March 31, 2018, Financial Restructuring revenue decreased 25% to $78 million, compared with $104 million during the fourth quarter ended March 31, 2017. FR closed 26 transactions in the fourth quarter ended March 31, 2018, versus 30 transactions in the fourth quarter ended March 31, 2017. Segment profit was $22 million for the fourth quarter ended March 31, 2018, compared with $37 million for the fourth quarter ended March 31, 2017, a decrease of 40%. The decrease in profitability was primarily a result of higher employee compensation and benefits expenses and higher non-compensation expenses as a percentage of revenues when compared to the same quarter last year.

(Unaudited and $ in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Financial Restructuring
Revenues	$77,673	$104,223	$294,142	$307,595
Segment Profit¹	22,339	37,289	73,691	92,831
# of MDs	42	43	42	43
# of Closed Transactions	26	30	77	75
For the fourth quarter ended March 31, 2018, Financial Advisory Services revenue decreased 1% to $37 million, compared with $38 million in the fourth quarter ended March 31, 2017. Segment profit was $6 million for the fourth quarter ended March 31, 2018, compared with $7 million for the fourth quarter ended March 31, 2017. Segment profitability decreased primarily as a result of higher non-compensation expenses when compared to the same quarter last year.

(Unaudited and $ in thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Financial Advisory Services
Revenues	$37,260	$37,802	$140,579	$129,938
Segment Profit¹	5,557	7,129	26,334	28,905
# of MDs	35	35	35	35
# of Fee Events[2]	602	595	1,339	1,236

1.
We adjust the compensation expense for a business segment in situations where an employee residing in one business segment is performing work in another business segment where the revenues are accrued. We account for the compensation expense in the business segment where the employee resides.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.27 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2018 to stockholders of record as of the close of business on June 4, 2018.

As of March 31, 2018, the Company had $416 million of cash and cash equivalents and investment securities, and loans payable aggregating $12 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, May 9, 2018, to discuss its fourth quarter fiscal year 2018 results. The number to call is 1-888-394-8218 (domestic) or 1-323-701-0225 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on May 9, 2018 through May 16, 2018, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 5061549#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.

Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	March 31, 2018	March 31, 2017
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$206,723	$300,314
Restricted cash	93,500	192,372
Investment securities	209,319	—
Accounts receivable, net of allowance for doubtful accounts	77,259	60,718
Unbilled work in process	45,862	57,682
Receivable from affiliates	8,732	10,913
Property and equipment – net of accumulated depreciation	32,146	30,416
Goodwill and other intangibles	723,310	715,343
Other assets	21,990	17,949
Total assets	1,418,841	1,385,707
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	377,901	336,465
Accounts payable and accrued expenses	40,772	41,655
Deferred income	3,620	3,717
Income taxes payable	9,967	4,937
Deferred income taxes	22,180	31,196
Forward repurchase liability	93,500	192,372
Loan payable to affiliate	—	15,000
Loans payable to former shareholders	3,036	5,482
Loan payable to non-affiliate	8,825	12,080
Other liabilities	6,227	12,348
Total liabilities	566,028	655,252
Redeemable noncontrolling interest	—	3,838

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 30,604,405 and 22,026,811 shares as of March 31, 2018 and March 31, 2017, respectively	31	22
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 37,187,932 and 50,883,299 shares as of March 31, 2018 and March 31, 2017, respectively	37	51
Treasury stock, at cost; 2,000,000 and 6,900,000 shares as of March 31, 2018, and March 31, 2017, respectively	(93,500)	(193,572)
Additional paid-in capital	753,077	854,750
Retained earnings	207,124	87,407
Accumulated other comprehensive loss	(13,956)	(21,917)
Stock subscription receivable	—	(124)
Total stockholders' equity	852,813	726,617
Total liabilities and stockholders' equity	1,418,841	1,385,707

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Fee revenue	$244,753	$257,100	$963,364	$872,091

Operating expenses:
Employee compensation and benefits	155,519	170,567	636,631	582,244
Travel, meals, and entertainment	6,504	5,780	26,445	21,707
Rent	7,252	6,346	28,560	27,094
Depreciation and amortization	1,785	1,955	7,905	8,853
Information technology and communications	4,815	4,146	18,481	17,628
Professional fees	6,875	4,859	17,117	13,073
Other operating expenses, net	2,241	6,113	13,779	19,497
Total operating expenses	184,991	199,766	748,918	690,096

Operating income	59,762	57,334	214,446	181,995

Other (income) expense, net	(1,052)	767	(3,390)	3,508
Income before provision for income taxes	60,814	56,567	217,836	178,487

Provision for income taxes	22,715	22,491	45,553	70,144
Net income attributable to Houlihan Lokey, Inc.	$38,099	$34,076	$172,283	$108,343

Weighted average shares of common stock outstanding:
Basic	62,971,472	61,584,806	62,494,275	61,100,497
Fully Diluted	65,886,277	66,456,651	66,324,093	66,579,130
Net income per share of common stock:
Basic	$0.61	$0.55	$2.76	$1.77
Fully Diluted	$0.58	$0.51	$2.60	$1.63

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Fee revenue	$244,753	$257,100	$963,364	$872,091

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$155,519	$170,567	$636,631	$582,244
Less/Plus: Adjustments[1]	(2,421)	(6,742)	(24,917)	(26,203)
Employee Compensation and Benefits (Adjusted)	153,098	163,825	611,714	556,041
Less/Plus: Adjustments[2]	4,080	4,575	14,858	14,259
Employee Compensation and Benefits (Adjusted Awarded)	157,178	168,400	626,572	570,300

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$29,472	$29,199	$112,287	$107,852
Less/Plus: Adjustments[3]	(1,554)	(2,233)	(2,829)	(2,233)
Non-Compensation Expenses (Adjusted)	27,918	26,966	109,458	105,619

Operating Income
Operating Income (GAAP)	$59,762	$57,334	$214,446	$181,995
Less/Plus: Adjustments[4]	3,974	8,975	27,746	28,436
Operating Income (Adjusted)	63,736	66,309	242,192	210,431

Other (Income) Expenses, net
Other (Income) Expenses, net (GAAP)	($1,052)	$767	($3,390)	$3,508
Less/Plus: Adjustments[5]	—	—	1,552	—
Other (Income) Expenses, net (Adjusted)	(1,052)	767	(1,838)	3,508

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$22,715	$22,491	$45,553	$70,144
Less/Plus: Adjustments[6]	(955)	3,568	39,812	11,177
Provision for Income Taxes (Adjusted)	21,760	26,059	85,365	81,321

Net Income
Net Income (GAAP)	$38,099	$34,076	$172,283	$108,343
Less/Plus: Adjustments[7]	4,929	5,407	(13,618)	17,259
Net Income (Adjusted)	43,028	39,483	158,665	125,602

Diluted adjusted net income per share of common stock	$0.65	$0.59	$2.39	$1.89
____________________________
Note: Figures may not sum due to rounding.

1.	Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any.

2.
Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period plus any unvested grants that were forfeited during the period (($1,798) in Q4 FY18; ($9,209) in Q4 FY17; ($32,301) in FY18; ($27,794) in FY17), and (ii) estimated normal year-end grants of deferred stock during the period ($5,878 in Q4 FY18; $13,784 in Q4 FY17; $47,159 in FY18; $42,053 in FY17).

3.
Includes costs associated with Houlihan Lokey's secondary offering of stock (($809) in Q4 FY18; ($1,633) in Q4 FY17; ($2,084) in FY18; ($1,633) in FY17) and completed acquisitions (($744) in Q4 FY18 and FY18; ($600) in Q4 FY17 and FY17).

4.	Includes pre-IPO grant vesting, including grants re-awarded following forfeiture, if any, plus costs associated with Houlihan Lokey's secondary offering of stock and completed acquisitions.

5.	Includes (i) the net gain from the acquisition of the remaining outstanding equity stake of the Australia joint venture ($166 in FY18), and (ii) the reduction of an earnout liability ($1,386 in FY18).

6.
Includes adjustments relating to the following: (i) the tax impact of the Tax Act and other discrete items (($2,559) in Q4 FY18 and $11,671 in FY18); (ii) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation due to the acceleration of vesting of share awards in October 2017 and March 2018 ($269 Q4 FY18 and $19,122 in FY18), and (iii) the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 3, and 5 ($1,335 for Q4 FY18 and $3,568 in Q4 FY17; $9,018 in FY18 and $11,177 in FY17).

7.	Consists of the adjustments described above net of the tax impact of described adjustments.